UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed to correct a Current Report on Form 8-K filed by GameStop Corp. on November 4, 2021, which inadvertently omitted a conformed signature on the signature page. The sole purpose of this Amendment is to add a conformed signature on the signature page. No other changes have been made to the original report.
Item 1.01 Entry into Material Definitive Agreement.
On November 3, 2021, GameStop Corp. (the “Company”) entered into a Credit Agreement by and among the Company, certain subsidiaries of the Company (the “Borrowers”), certain other subsidiaries of the Company (the “Guarantors”), the other borrowers and guarantors from time to time party thereto, the lenders and issuers from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Australian Security Trustee (the “Agent”), Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Regions Bank, and Fifth Third Bank, National Association, as Co-Syndication Agents, Wells Fargo Bank, National Association, BofA Securities Inc., JPMorgan Chase Bank, N.A., Regions Bank, and Fifth Third Bank, National Association, as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”). The Credit Agreement provides for an asset-based secured revolving credit facility with a borrowing capacity of $500 million and a maturity date of November 3, 2026, and includes a $50 million swing loan revolving sub-facility, a $50 million Canadian revolving sub-facility, and a $250 million letter of credit sublimit. The Credit Agreement also includes the ability to add a $25 million Australian revolving sub-facility, subject to the completion of certain conditions.
The Credit Agreement replaces the Second Amended and Restated Credit Agreement, dated as of March 25, 2014, by and among the Company, certain subsidiaries of the Company, Bank of America, N.A. and the other lending institutions listed therein, Bank of America, N.A., as Issuing Bank, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wells Fargo Bank, National Association, U.S. Bank National Association and Regions Bank as Co-Documentation Agents and JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (as amended, the “Prior Facility”). The Prior Facility was due to expire on November 20, 2022.
Borrowings under the Credit Agreement accrue interest at the election of the Company at an adjusted LIBOR rate plus an applicable margin (ranging from 1.25% to 1.50%) or an adjusted prime rate plus an applicable margin (ranging from 0.25% to 0.50%). The applicable margin is determined quarterly as a function of the Company’s average historical excess availability under the facility and is set at 0.50% for prime rate loans and 1.50% for LIBOR rate loans until the first day of the calendar quarter of the Company commencing on April 1, 2022. In addition, the Company is required to pay a commitment fee of 0.25% for any unused portion of the total commitment under the Credit Agreement. The obligations of the Borrowers under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries, subject to exceptions that, among other things, limit the ability of the Company’s foreign subsidiaries to guarantee obligations owing by the Company and its domestic subsidiaries. The obligations of the Company and each subsidiary of the Company that is a Borrower and/or a Guarantor under the Credit Agreement are secured by substantially all of the assets of the Company and each such subsidiary, subject to customary exceptions.
The Credit Agreement places certain restrictions on the Company and its subsidiaries, including, but not limited to, limitations on additional liens, investments, acquisitions, loans, guarantees, the incurrence of additional indebtedness, certain fundamental changes, certain dispositions, certain dividends and distributions, and certain related party transactions. The Credit Agreement also provides for customary events of default, including, but not limited to, payment defaults, breaches of covenants and certain events of bankruptcy, insolvency and reorganization. In addition, the Credit Agreement provides for a fixed charge coverage ratio covenant if availability under the Credit Agreement is below a certain amount.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
Effective November 3, 2021, the Prior Facility, which provided for a five-year, $420 million asset-based revolver (which could be increased by $200 million under certain circumstances) maturing on November 20, 2022, was terminated in connection with the Company’s entry into the Credit Agreement described in Item 1.01 to this Current Report on Form 8-K. The related Third Amended and Restated Security Agreement, dated as of November 20, 2017 (filed as Exhibit 10.2 to the Company’s Form 8-K filed on November 21, 2017), the Second Amended and Restated Patent and Trademark Security Agreement, dated as of March 25, 2014, as amended (filed as Exhibit 10.3 to the Company’s Form 8-K filed on March 28, 2014), and the Second Amended and Restated Pledge Agreement, dated as of March 25, 2014 (filed as Exhibit 10.5 to the Company’s Form 8-K filed on March 28, 2014), were also terminated in connection with the Company’s entry into the Credit Agreement.
Effective November 3, 2021, the Uncommitted Letter of Credit Facility, dated as of August 28, 2020, by and among the Company, the other borrowers party thereto and Bank of America, N.A. (filed as Exhibit 10.2 to the Company’s Form 8-K filed on September 2, 2020) was also terminated in connection with the Company’s entry into the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 7.01 Regulation FD Disclosure.
On November 4, 2021, the Company issued a press release announcing its entry into the Credit Agreement described under Item 1.01 above, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished herewith pursuant to this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated November 3, 2021, by and among GameStop Corp., the Borrowers party thereto, the Guarantors party thereto, the other borrowers and guarantors from time to time party thereto, the lenders and issuers from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Australian Security Trustee, Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., Regions Bank, and Fifth Third Bank, National Association, as Co-Syndication Agents, Wells Fargo Bank, National Association, BofA Securities Inc., JPMorgan Chase Bank, N.A., Regions Bank, and Fifth Third Bank, National Association, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press release, dated November 4, 2021, issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: November 4, 2021	By:	/s/ Michael Recupero
Name: Michael Recupero Title: Chief Financial Officer